EXHIBIT 19.1 CarMax, Inc. Policy Against Insider Trading This CarMax Policy Against Insider Trading (the “Policy”) is designed to prevent insider trading or allegations of insider trading, and to protect the reputation of CarMax, Inc. and its subsidiaries and affiliates (collectively, “CarMax” or the “Company”) for integrity and ethical conduct. This Policy supplements and provides background information on the general rules contained in the CarMax Code of Business Conduct. Policy Summary • Insider trading is prohibited by this Policy and by law. • A violation of this Policy may result in criminal prosecution, civil action, and disciplinary action up to and including termination of employment. • Insider trading includes: o trading stock or other securities, either personally or on behalf of others, on the basis of material, nonpublic information; or o communicating (or “tipping”) material, nonpublic information to others who may trade in securities on the basis of that information. • This Policy applies to all employees of CarMax and its subsidiaries and all members of the Board of Directors. • Certain associates and members of the Board of Directors are subject to additional trading restrictions and other requirements under this Policy. • It is your obligation to understand and comply with this Policy. You are encouraged to ask questions and seek any information that you may require with respect to the matters set forth in this Policy. Please direct all questions to Mac Stuckey, Senior Vice President, General Counsel and Corporate Secretary, Ashley Cullum, Associate General Counsel and Assistant Secretary, or Jessica Kirkland, Senior Corporate Counsel and Assistant Secretary. Scope of Policy Persons and Entities Covered As an employee of CarMax or one of its subsidiaries or a member of the Board, this Policy applies to you. The same restrictions that apply to you also apply to the family members who reside with you, anyone else who lives in your household and any family members who do not live in your household but whose transactions in CarMax stock are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in CarMax stock) (collectively, “Family Members”).

You are responsible for making sure persons covered by this Policy sell and purchase securities in compliance with this Policy. This Policy also applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. Companies Covered The prohibition on insider trading in this Policy is not limited to trading in CarMax stock; it includes trading in the securities of other companies, such as vendors and those with which we may be negotiating major contracts or transactions, such as an acquisition, investment, large purchase or sale. Information that is not material to CarMax may be material to one of those other companies. Statement of Policy No Trading on Inside Information You may not trade in CarMax securities, including CarMax stock, directly or through Family Members or other persons or entities, if you are aware of material, nonpublic information relating to CarMax. Similarly, in the course of your employment, you may become aware of material, nonpublic information about another company. You may not trade in the securities of any other company if you are aware of material, nonpublic information about that company. For more information about what qualifies as trading in securities and what constitutes material, nonpublic information, see the definition section at the end of this Policy. No Tipping You may not communicate material, nonpublic information to others or recommend to anyone the purchase or sale of any securities when you are aware of material, nonpublic information. This practice, known as “tipping,” violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not trade and did not personally gain any benefit from another’s trading. No Margin Accounts or Pledges You are prohibited from holding CarMax stock in a margin account or pledging CarMax stock as collateral for a loan. These practices are dangerous because securities held in a margin account or pledged as collateral for a loan may be sold without your consent (a) by your broker if you fail to meet a margin call or (b) by your lender if you default on the loan. A margin or foreclosure sale that occurs when you are aware of material, nonpublic information may result in unlawful insider trading. No Derivative Transactions You may not purchase financial instruments that are designed to hedge or offset any change in the market value of CarMax stock. Examples may include, but are not limited to, put options, call options and other derivatives of our common stock (other than the exercise of a CarMax issued stock option) as well as prepaid variable forward contracts, equity swaps, collar funds and exchange funds. Standing Orders A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material, nonpublic information is a violation of this Policy and may result in unlawful insider trading. Post-Termination Transactions This Policy continues to apply to your transactions in CarMax stock even after you have terminated employment or other services. Basically, if you are aware of material, nonpublic information when your employment or service relationship terminates, you may not trade in CarMax stock until that information has become public or is no longer material. Unauthorized Disclosure of Confidential Information Nonpublic information relating to CarMax is the property of the Company, and its unauthorized disclosure is forbidden. The CarMax Code of Business Conduct and Confidential Information Policy, as well as the Confidentiality and Work Product Agreement each associate signs, address your confidentiality obligations. Further, responses to inquiries about CarMax by the press, investment analysts or others in the financial community may be made on CarMax’s behalf only through authorized individuals and consistent with the CarMax One Voice Policy and the Regulation Fair Disclosure Policy. These policies are available on the CarMax intranet. Trading Blackout Periods for Certain Designated Associates and Members of the Board Persons Covered The trading limitations set forth in this Section apply to (a) certain associates designated by the Company, and (b) all members of the Board. Blackout Periods CarMax may from time to time establish periods during which trading in CarMax stock is prohibited, due to the availability, or the possible appearance of the availability, of material, nonpublic information (“Blackout Periods”). Quarterly Blackout Periods. During each quarter, the Blackout Period shall begin no later than 21 calendar days prior to the end of the quarter and end no earlier than the close of business on the second full trading day following the release of CarMax’s earnings for that quarter or year end as the case may be. Other Event-Specific Blackout Periods. From time to time, an event may occur that is material to CarMax and is known by only a few associates. So long as the event remains material and nonpublic, the persons who are aware of the event may not trade in CarMax stock. Confidentiality. If you become subject to an event-specific Blackout Period, you must keep that fact confidential; however, you may communicate the fact that you are subject to an event-specific Blackout Period to your broker, banker or estate planning or investment advisor. If you have questions about your confidentiality obligations, contact the Legal Department. Pre-Clearance Procedures Applicable to CarMax, Inc. Vice Presidents and Above, Certain Designated Associates, and Board Members Pre-clearance Procedure CarMax, Inc. vice presidents and above, certain other associates designated by the Company, and members of the Board, together with their Family Members and Controlled Entities, may not engage in any transaction involving CarMax stock (including a gift, loan, pledge or other transfer) without first obtaining pre-clearance of the transaction from the General Counsel, other attorney(s) designated by the General Counsel or the Chief Financial Officer (each, a “Pre-Clearance Officer”). If you are subject to these procedures and are contemplating a transaction, you must first: • complete the appropriate Insider Trading Pre-Clearance Form (the “Pre- Clearance Form”), • deliver the Pre-Clearance Form to a Pre-Clearance Officer, and • receive an email from a Pre-Clearance Officer approving the request set out on the Pre-Clearance Form. Pre-Clearance Forms may be submitted directly to a Pre-Clearance Officer or to preclearance@carmax.com. Pre-Clearance Forms should be submitted at least 24 hours in advance of your desired trade or transaction. Responses to preclearance requests will be provided as soon as practicable. Pre-clearance is generally good for a period of up to three trading days (which period will be noted in the email you receive from the Pre-Clearance Officer), unless you come into contact with material, nonpublic information during that time. Approval of a pre-clearance request does not constitute legal advice and does not alter your obligation to comply with this Policy and with applicable law. Confidentiality If you request but are denied pre-clearance for a trade, you must keep this fact confidential; however, you may communicate the fact that you were denied pre-clearance for a trade to your broker, banker or estate planning or investment advisor. If you have questions about your confidentiality obligations, contact the Legal Department. Additional Polices for CarMax, Inc. Section 16 Officers and Board Members “Short-Swing” Transactions CarMax officers who are subject to Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers”) and members of the Board are prohibited from engaging in a non- exempt purchase or sale of CarMax stock within six months of a non-exempt “opposite- way” transaction in CarMax stock.1 Reporting of Transactions Section 16 Officers and members of the Board are required to confirm immediately with CarMax the details of any transaction in CarMax stock, by them, their spouse, or any Family Member or Controlled Entity. While SEC rules impose the obligation for preparing and filing the appropriate forms with the SEC on the insider, the Company will provide assistance in preparation and filing. Rule 10b5-1 Plans Under certain circumstances, there is a limited exception to this Policy for Section 16 Officers and members of the Board who trade in CarMax stock pursuant to a CarMax approved Rule 10b5-1 plan. Please contact Mac Stuckey, Ashley Cullum or Jessica Kirkland if you would like further information regarding the Company’s guidelines for Rule 10b5-1 plans. 1 Section 16(b) of the Exchange Act governs short-swing transactions. Under this Section, the terms “purchase” and “sale” are interpreted broadly; however, certain exemptions from what constitutes a “purchase” and “sale” apply, including bona fide gifts, inheritance transfers and transactions between the Company and its officers and directors (e.g., equity grants). Please consult with the legal department as to whether a particular “purchase” or “sale” is exempt under Section 16(b).

Definitions What information is material? All information a reasonable investor would likely consider important in deciding whether to buy, sell, or hold securities is considered material. Information that is likely to affect the price of a company’s securities is almost always material. Keep in mind also that the mere fact that you are aware of the information is enough to bar you from trading; it is no excuse that your reasons for trading were not based on that information. Material information need not be definitive information; information that something is likely to happen, or even just that it may happen, can be considered material. While it is impossible to list all types of information that might be deemed material, information regarding the following topics is often considered material: • financial results or expectations for the quarter or year or changes to financial forecasts or targets; • changes in management; • unusual gains or losses in major operations; • financial liquidity problems; • significant contracts and technology licenses; • changes in business strategies; • significant legal developments; • possible mergers, acquisitions or joint ventures; • cybersecurity attacks or incidents; • termination of an agreement that is material to the Company; • securitization transactions; • the introduction of important new products or services; • major marketing changes; • changes in auditors; • sales by the Company of securities; • changes in dividends; • purchase or sale of a significant asset; • stock splits; • significant labor dispute; or • changes to the Company’s stock repurchase program. Whenever you are in doubt as to the materiality of information known to you, please consult the members of the Legal Department noted on page 1. What is nonpublic information? Information is considered to be nonpublic unless it has been effectively disclosed to the public. Examples of public disclosure include public filings with the Securities and Exchange Commission (the “SEC”) and company press releases distributed on a wire service. Not only must the information have been publicly disclosed, but there must also have been adequate time for the market as a whole to digest the information. Although timing may vary depending on the circumstances, under this Policy, information generally is considered public two full trading days after public disclosure. A full trading day has elapsed when, after the public disclosure, trading in CarMax stock begins on the New York Stock Exchange (generally at 9:30 a.m. ET), and then closes (generally at 4:00 p.m. ET). For example, if CarMax releases earnings on Wednesday at 7 a.m. before the market opens, then the information is deemed public once the market closes on Thursday. However, if CarMax releases its earnings on Wednesday at 11 a.m. after the market opens, then the information is not deemed public until the market closes on Friday. What qualifies as trading? Trading includes purchases, sales, and gifts of stock, derivative securities such as put and call options and convertible debentures or preferred stock, and debt securities (debentures, bonds, and notes). Trading also includes certain transactions under CarMax equity plans as follows: Stock Option Exercises. This Policy’s trading restrictions apply to the sale of underlying stock following or as part of an option exercise or a cashless exercise of an option through a broker. The trading restrictions do not apply, however, to the mere exercise of an employee stock option or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. Equity Grants and Vesting. This Policy’s trading restrictions generally do not apply to the grant or vesting of equity awards such as stock options, performance stock units, market stock units, or restricted stock, or to the exercise of a tax withholding right in which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements. However, the sale of your equity awards or the stock you receive on the vesting or exercise of your equity awards is subject to this Policy. Employee Stock Purchase Plan. This Policy’s trading restrictions generally do not apply to the systematic purchase of CarMax stock in the employee stock purchase plan resulting from periodic payroll contributions to the plan. The trading restrictions do apply, however, to any other transactions involving the plan (e.g., enrolling in the plan, changing your payroll contribution level, and selling any stock purchased pursuant to the plan). Effective on March 27, 2025